DATRON SYSTEMS INCORPORATED

            	  SUPPLEMENTAL EXECUTIVE PROFIT SHARING PLAN

                  		 (Effective as of April 1, 1994)





                      			   TABLE OF CONTENTS

                                                 							  Page

INTRODUCTION ............................................   1

1.      DEFINITIONS  .....................................  1

2.      PARTICIPATION  ...................................  7

       	2.1     Service Requirement and Commencement Date.. 7
	       2.2     Period of Participation.................... 7
	       2.3     Suspended Participation.................... 7
	       2.4     Reemployment .............................. 7

3.      PROFIT SHARING CREDITS ............................ 8

        3.1     Profit Sharing Credits..................... 8
	       3.2     Time for Credits........................... 8

4.      PARTICIPANTS' PROFIT SHARING ACCOUNTS.............. 8

       	4.1     Accounts................................... 8
	       4.2     Allocation of Profit Sharing Credits ...... 8
       	4.3     Balances of Accounts....................... 9

5.      VESTING AND TREATMENT OF FORFEITURES............... 9

       	5.1     Vesting.................................... 9
	       5.2     Forfeitures................................10

6.      PAYMENT OF BENEFITS................................11

       	6.1     Amount of Plan Benefit.....................11
	       6.2     Time of Payment............................11
	       6.3     Balances of Accounts for Payments..........12

7.      DEATH BENEFITS AND BENEFICIARIES...................12

       	7.1     Death Benefits.............................12
	       7.2     Designation of Beneficiary.................12
	       7.3     Absence of Valid Designation of Beneficiary.12

8.      PAYMENT OF BENEFITS AND EXPENSES................... 13

       	8.1     Payment of Benefits........................ 13
	       8.2     Expenses of Plan Administration............ 13

9.      ADMINISTRATION..................................... 13

       	9.1     Board of Directors......................... 13
	       9.2     Administrator.............................. 13
	       9.3     Indemnification............................ 14

                          				  -i-

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10.     CLAIMS AND REVIEW PROCEDURES....................... 14

       	10.1     Claims Procedure.......................... 14
	       10.2     Review Procedure.......................... 15

11.     AMENDMENT AND TERMINATION.......................... 16

       	11.1     Amendment................................. 16
	       11.2     Termination, Partial Termination, or Complete
		               Discontinuance of Profit Sharing Credits.. 16

12.     MISCELLANEOUS...................................... 16

       	12.1     No Effect on Employment Relationship...... 16
       	12.2     Mergers................................... 16
	       12.3     Prohibition Against Assignment............ 17
	       12.4     Permissible Reversions.................... 17
	       12.5     Masculine/Feminine; Singular/Plural....... 17
	       12.6     Notices and Elections..................... 17
	       12.7     Applicable Law and Severability........... 17

                          				   -ii-
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                     DATRON SYSTEMS INCORPORATED

              SUPPLEMENTAL EXECUTIVE PROFIT SHARING PLAN

                 (Effective as of April 1, 1994)



INTRODUCTION

		The purpose of the Plan is to provide certain executive employees with additional funds for their retirement. The Plan is intended to be a nonqualified deferred compensation plan under the Code, and an unfunded deferred compensation plan maintained for a select group of management or highly compensated employees under ERISA.


SECTION 1.  DEFINITIONS

		The terms defined in this Section are indicated by capitalized initial letters wherever they appear in the Plan and, whenever used, shall have the following meanings:

		1.1     "Administrator" shall mean the Company.

		1.2 "Beneficiary" shall mean the person or persons entitled to receive any benefits payable hereunder after the death of a Participant (determined under Section 7.2).

		1.3 "Board of Directors" shall mean the Board of Directors of the Company.

		1.3 "Change in Control" shall mean the occurrence of any of the following:

		(a) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the
"Exchange Act") (other than the Company, a subsidiary, an affiliate or a Company-sponsored employee benefit plan, including any trustee of such plan acting as trustee), becoming the "beneficial owner" (as that term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then-outstanding securities;

		(b) the solicitation of proxies (within the meaning of Rule 14a-1(k) under the Exchange Act and any successor rule) with respect to the electing of any director of the Company, where such solicitation is for any candidate who is not a candidate proposed by a majority of the directors in office immediately before the time of such election; or

		(c) the dissolution or liquidation (partial or total) of the Company, a sale of assets involving 30% or more of the assets of the Company, any merger or reorganization of the Company whether or not another entity is the survivor, a transaction pursuant to which the holders, as a group, of all of the shares of the Company outstanding immediately before the transaction hold, as a group, less than 60% of the shares of the Company outstanding after the transaction, or any other event that the Board of Directors determines, in its discretion, would materially alter the structure or ownership of the Company.
				     -1-

		1.5     "Code" shall mean the Internal Revenue Code of
1986, as amended.

		1.6 "Company" shall mean Datron Systems Incorporated, a Delaware corporation.

		1.7 "Compensation" shall mean an Employee's Taxable Compensation, plus the amount, if any, of his Deferred Pay
Contributions and the amount of any Participating Employer contributions to a "cafeteria plan" governed by section 125 of the Code that are made at the Employee's election.

		1.8 "Deferred Pay Contributions" shall mean, with respect to any Participant, the amount of his Compensation that he has elected to contribute to the Qualified Plan pursuant to its provisions.

		1.9 "Eligible Employee" shall mean an executive employee of a Participating Employer who is currently designated by the Board of Directors as eligible to participate in the Plan.

		1.10 "Employee" shall mean any individual employed by the Company or a Related Company any portion of whose Compensation is subject to withholding of income tax and/or for whom social security contributions are made by the Company or Related Company that employs him. An Employee's employment shall not be considered terminated for purposes of the Plan while he is on an unpaid leave of absence. "Leave of absence" shall mean a leave granted by the Company or any Related Company, in accordance with rules uniformly applied to all of its Employees, for reasons of health or public service, or for other reasons determined by the Company or Related Company to be in its best interests, and shall include periods of military service for which reemployment rights are prescribed by law. Notwithstanding the foregoing provisions of this Section, Employees who do not return to the employ of the Company or any Related Company within 30 days (or such longer period as may be prescribed by law) following the end of their leave of absence, or in the case of military service within the period their reemployment rights are protected by law, shall be deemed to have terminated their employment as of the earlier of (a) the date the leave ended, or
(b) the first anniversary of the date the leave began (unless such failure to return was the result of death, Total Disability or Normal Retirement, in which case employment shall be deemed to have terminated on the date of death, Total Disability or Normal
Retirement, as applicable).

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		1.11    "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended.

		1.12 "Hour of Service" shall mean, with respect to any
Employee:

	(a) Each hour for which the Employee is paid or entitled to payment by the Company or any Related
Company for the performance of duties. Hours of Service credited under this paragraph shall be credited to the Plan Year or Service Anniversary Year, as appropriate, in which the duties are performed;

	(b) Each hour for which the Employee is paid or entitled to payment by the Company or any Related
Company on account of a period of time during which no duties are performed due to vacation, holiday, sickness, incapacity (including disability), leave of absence, layoff, jury duty and military service;
provided that no more than 501 Hours of Service shall be credited under this paragraph on account of any single continuous period during which the Employee performs no duties, and further provided that no Hours of Service shall be credited under this paragraph if the only payments made or due to the Employee with respect to such period arise under a plan maintained solely to comply with applicable worker's compensation, unemployment compensation or disability insurance laws.
The number of Hours of Service credited under this paragraph and the Plan Year or Service Anniversary
Year, as appropriate, to which they shall be credited shall be determined in accordance with Department of Labor Regulations, section 2530.200b-2(b);

	(c) Solely for purposes of determining whether the Employee has had a One-Year Break in Service, each hour for which the Employee is absent from work by reason of a Maternity or Paternity Absence; provided that no more than 501 Hours of Service shall be credited to the Employee under this paragraph by reason of any one such absence. If the Employee needs any of the Hours of Service credited under this paragraph to avoid a One-Year Break in Service in the Plan Year or Service Anniversary Year, as appropriate, in which the Maternity or Paternity Absence begins, such Hours of Service shall only be credited to such Year. If the Employee does not need any of the Hours of Service credited under this paragraph to avoid a One-Year Break in Service in the Plan Year or Service Anniversary
Year, as appropriate, in which the Maternity or Paternity Absence begins, such Hours of Service shall be credited to the next such year. For each day of Maternity or Paternity Absence covered by this paragraph, the Employee shall be credited with the number of Hours of Service with which he would have been credited but for such absence, based on his normal

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work schedule for the pay period immediately prior to
the commencement of such absence;

	(d) Each hour for which the Employee receives (or is entitled to receive) back pay from the Company or any Related Company, irrespective of mitigation of damages; provided that no Hour of Service shall be credited under this paragraph that has previously been credited to the Employee under paragraph (a), (b) or
(c) above. The number of Hours of Service credited under this paragraph and the Plan Year or Service
Anniversary Year, as appropriate, to which they shall be credited shall be determined in accordance with Department of Labor Regulations, section 2530.200b-
2(b); and

	(e) Each hour during an unpaid leave of absence granted in accordance with Section 1.10 (or during a period of military service described in that Section) for which the Employee would have been paid or entitled to payment had he not been granted such leave of absence (or performed such military service), based on the Employee's normal work schedule for the pay period immediately prior to the commencement of the leave (or military service); provided that no more than 501 Hours of Service shall be credited under this paragraph on account of any one such unpaid leave of absence (or period of military service), and further provided that no Hours of Service shall be credited under this paragraph for any period after the Employee's employment is deemed to have terminated under the rules set forth in Section 1.10. Hours of Service credited under this paragraph shall be credited to the Plan
Year(s) or Service Anniversary Year(s), as appropriate, that include the pay periods during which the leave (or military service) occurs.

Any Employee with respect to whom an accurate record of Hours of Service is not kept by the Company or any Related Company shall be credited with 10 Hours of Service for each day during which he completes at least one Hour of Service.

		1.13 "Maternity or Paternity Absence" shall mean an Employee's absence from employment with the Company or any Related Company:

	(a)  Because of the pregnancy of the Employee;

	(b)  Because of the birth of a child of the
Employee;

	(c) Because of the placement of a child with the Employee in connection with his adoption of such child;
or

	(d) For purposes of caring for a child described in paragraph (b) or (c) for a period beginning immediately following its birth or placement with the Employee.

An Employee shall submit to the Administrator such timely information as the Administrator may reasonably require to establish that an absence qualifies as a Maternity or Paternity
Absence.

		1.14 "Normal Retirement" shall mean ceasing to be an Employee upon or after attaining Normal Retirement Age.

		1.15    "Normal Retirement Age" shall mean age 65.

		1.16 "One-Year Break in Service" shall mean, with respect to any Employee, a Service Anniversary Year or Plan Year, as appropriate, during which the Employee does not complete more than 500 Hours of Service.

		1.17 "Participant" shall mean an Eligible Employee who is participating in the Plan in accordance with Section 2.

		1.18 "Participating Employer" shall mean the Company, Datron/Transco Inc., Datron World Communications Inc. and any other Related Company that has been authorized by the Board of Directors to participate in this Plan and that has adopted this Plan by appropriate corporate action.

		1.19 "Plan" shall mean the Datron Systems Incorporated Supplemental Executive Profit Sharing Plan, as set forth herein and as it may be amended from time to time hereafter.

		1.20    "Plan Benefit" shall have the meaning specified in
Section 6.1.

		1.21 "Plan Year" shall mean each 12-consecutive month period commencing April 1 and ending the next following March 31.

		1.22 "Profit Sharing Account" shall mean the account established for each Participant pursuant to Section 4.1, to which his share of any Profit Sharing Credit made by his Participating Employer is credited.

		1.23 "Profit Sharing Credit" shall mean the amount credited under the Plan by the Participating Employers pursuant to Section 4.2.

		1.24 "Qualified Plan" shall mean the Datron Systems Incorporated Profit Sharing and Savings Plan, as it may be amended from time to time.

		1.25 "Qualified Plan Accounts" shall mean the accounts established for the Participant under the Qualified Plan.

		1.26 "Related Company" shall mean: (i) any corporation that is a member of the same "controlled group of corporations"
(as defined in section 414(b) of the Code) as the Company; (ii) a trade or business (whether or not incorporated) that is under "common control" (as defined in section 414(c) of the Code) with the Company; (iii) a trade or business (whether or not incorporated) that is a member of the same "affiliated service group" (as defined in section 414(m) of the Code) as the Company;
and (iv) any other entity that must be combined with the Company and treated as a single employer under regulations issued under section 414(o) of the Code; provided that, except as provided in the following sentence, status as a Related Company shall be limited to periods after the date of the affiliation with the Company described in this Section.

		1.27 "Service Anniversary Year" shall mean, with respect to any Employee, each 12-consecutive month period commencing on the date the Employee first performs an Hour of Service and anniversaries of such date.

		1.28 "Taxable Compensation" shall mean, with respect to any Employee, the Employee's wages, salaries, fees for professional services, and other amounts received for personal services actually rendered in the course of employment by the Company or any Related Company, but excluding the following:

	(a) Contributions to the Qualified Plan and any other plan of deferred compensation, to the extent deductible or not includable in gross income by the Employee;

	(b)     Distributions from any plan of deferred
compensation other than an unfunded plan that is not qualified under section 401 of the Code;

	(c) Amounts realized from the exercise of a stock option or the disposition of stock acquired on exercise of a stock option;

	(d) Amounts realized on the vesting of restricted property; and

	(e) All other amounts that receive special tax benefits under the Code.

		1.29 "Total Disability" or "Totally Disabled" shall mean a physical or mental incapacity that prevents a Participant from performing his normal job and that a medical examiner satisfactory to the Administrator certifies is likely to be permanent.

		1.30    "Year of Service" shall mean, with respect to any
Employee: (a) for purposes of the service requirement set forth in Section 3, and for purposes of determining vesting with respect to periods prior to April 1, 1991, a Service Anniversary

Year during which the Employee completes at least 1,000 Hours of Service; and (b) for purposes of determining vesting with respect to periods after March 31, 1991, a Plan Year during which the Employee completes at least 1,000 Hours of Service, provided, however, that, if an Employee completes at least 1,000 Hours of Service in his Service Anniversary Year that ends on or after April 1, 1991 and also completes at least 1,000 Hours of Service in the Plan Year that commences on such date, he shall be credited with two Years of Service for purposes of vesting at the end of such Plan Year (or on an earlier date in such Plan Year on which he ceases to be an Employee). Notwithstanding the foregoing provisions of this Section, an Employee's Years of Service shall not include the following:

	(i) any Years of Service completed before the Employee has five consecutive One-Year Breaks in Service, if the Employee had not completed at least three Years of Service before the first of such One-
Year Breaks in Service; or

	(ii)  any Years of Service completed prior to April
1, 1980.


SECTION 2.  PARTICIPATION

		2.1 Service Requirement and Commencement Date. Any Employee shall automatically commence participating in the Plan on the April 1 next following the date he first becomes an Employee, provided he is an Eligible Employee on such day. If an Employee is not an Eligible Employee on the April 1 next following the date he first becomes an Employee, he shall automatically commence participating in the Plan on the first day of the first month that coincides with or next follows the date he becomes an Eligible Employee.

		2.2 Period of Participation. A Participant's partici-pation in the Plan shall continue until the date he has received the entire amount to which he is entitled under the Plan or, if earlier, the date of his death.

		2.3 Suspended Participation. A Participant who ceases to be an Eligible Employee but continues to be an Employee shall become a suspended Participant. No amounts shall be credited to a suspended Participant's Profit Sharing Account that is based on his Compensation for the period of his suspension. However, a suspended Participant shall continue to vest and shall be entitled to benefits in accordance with the other provisions of the Plan throughout the period he is on suspended status.

		2.4 Reemployment. If a former Employee is reemployed, he shall automatically commence (or recommence) participating in the Plan on the later of: (a) the April 1 following the date he first became an Employee; or (b) the first day he qualifies as an Eligible Employee following reemployment.


SECTION 3.  PROFIT SHARING CREDITS

		3.1 Profit Sharing Credits. The Company may determine that any or all of the Participating Employers will grant a Profit Sharing Credit under the Plan for a given Plan Year. The amount of any Profit Sharing Credit by any Participating Employer shall be in the sole and absolute discretion of the Company.

		3.2 Time for Credits. Any Profit Sharing Credit granted under the Plan for a given Plan Year shall be credited to the Participants' Profit Sharing Accounts on the date specified by the Company, which shall be no later than the date prescribed for filing the Company's federal income tax return for such Plan Year (including extensions thereof).


SECTION 4.  PARTICIPANTS' PROFIT SHARING ACCOUNTS

		4.1 Accounts. The Administrator shall establish and maintain for each Participant a Profit Sharing Account, which will be credited with the Participant's share of any Profit
Sharing Credits granted under the Plan by his Participating
Employer.

		4.2 Allocation of Profit Sharing Credits. Any Profit Sharing Credit granted under the Plan by any Participating
Employer for any Plan Year shall be allocated to the Profit
Sharing Accounts of:

	       (1) those Participants who are Employees on the last day of such Plan Year, who were employed by the Participating Employer that grants the credit for all or a portion of the relevant Plan Year, and who completed at least 1,000 Hours of Service during such Plan Year; and

	(2) those Participants who were employed by the Participating Employer that grants the credit for all or a portion of the relevant Plan Year, but ceased to be Employees during such Plan Year because of Normal
Retirement, Total Disability, or death (without regard to the number of Hours of Service they completed during such Plan Year).

Such allocation shall be in the amount determined in the sole and absolute discretion of the Company, and the amount allocable to each Participant's Profit Sharing Account for any Plan Year shall be credited to such account as of the uniform date specified by the Company.
                        				 -8-

		4.3 Balances of Accounts. Within 90 days after the end of each Plan Year, the Administrator shall determine the balance of each Participant's Profit Sharing Account, based on the amounts credited to such account attributable to Profit
Sharing Credits and adjustments for deemed investment return.
The Administrator in its sole discretion may direct a determination of the Profit Sharing Account balances as of any other date, if such determination is considered to be in the interest of equitable administration of the Plan, and any such other date shall also constitute a determination date hereunder.
As of any determination date and prior to the crediting of Profit
Sharing Credits for the period covered by the determination, the Administrator shall adjust the balance of each Participant's
Profit Sharing Account to reflect the deemed investment return since the last preceding determination date on the balance of such account as of such prior date. The deemed investment return for the period ending on any given determination date shall be based on the actual rate of investment return for such period realized by the Participant's Qualified Plan Accounts. However, if the entire balance of the Participant's Qualified Plan
Accounts is distributed before such determination date, the deemed investment return for the period ending on that determination date shall be considered the prevailing prime interest rate charged by commercial bank lenders in the Los
Angeles area as of the beginning of such period.


SECTION 5.  VESTING AND TREATMENT OF FORFEITURES

		5.1 Vesting. The balance of a Participant's Profit Sharing Account shall become fully (100%) vested and nonforfeitable when a Change in Control occurs while he is still an Employee, and when the Participant attains Normal Retirement Age, becomes Totally Disabled, or dies while he is still an Employee. If a Participant ceases to be an Employee prior to a Change in Control or attaining Normal Retirement Age for any reason other than death or Total Disability, the Participant's vested interest in his Profit Sharing Account shall be determined under the following schedule:

YEARS OF SERVICE  VESTED PERCENTAGE

 		1                  0%
			2                  0%
			3                 20%
			4                 40%
			5                 60%
			6                 80%
			7                100%

		5.2     Forfeitures.

		(a) Forfeiture on Termination. When a Participant ceases to be an Employee, the nonvested portion of his Profit
Sharing Account shall be forfeited. Such forfeited portion shall be determined as of the determination date coinciding with or immediately preceding the date the Participant ceases to be an Employee. If the Participant is not reemployed by the last day of the Plan Year in which he ceased to be an Employee, the forfeited portion of such Account shall revert to the Participating Employers in proportion to their grants of Profit
Sharing Credits allocated to the Participant's Profit Sharing
Account.

		(b) Reemployment Before Five One-Year Breaks in Service. The following rules, as applicable, shall be applied to any Participant who ceases to be an Employee when he is not fully (100%) vested in his Profit Sharing Account and who is reemployed before he has five consecutive One-Year Breaks in Service:

		(1)     If the Participant is reemployed by the
last day of the Plan Year in which he ceased to be an Employee, the amount forfeited as a result of the termination of his employment shall be restored to the Profit Sharing Account maintained for the Participant.

		(2)     If the Participant is reemployed after
the last day of the Plan Year in which he ceased to be an Employee, an amount equal to the amount forfeited as a result of the termination of his employment
(determined as of the date thereof) shall be credited to the Profit Sharing Account maintained for the Participant.

		(3)     Except in the case of a Participant
described in subparagraph (4) below, the Participant's vested interest in his Profit Sharing Account at the time he subsequently ceases to be an Employee shall be determined under Section 5.1, on the basis of his total
Years of Service before and after reemployment.

		(4)     If the Participant had received payment
of any of the vested portion of his Profit Sharing
Account by the date he was reemployed, his vested interest in such account at the time he subsequently ceases to be an Employee shall be determined in accordance with paragraph (d) of this Section.

		(c) Reemployment After Five One-Year Breaks in Service. If a Participant is not fully (100%) vested in his Profit Sharing Account when he ceases to be an Employee and he is not reemployed until after he has five consecutive One-Year
Breaks in Service, his reemployment and subsequent Years of Service shall have no effect on, and shall not provide the Participant with any interest in or right to, the amount that was forfeited as a result of his previous termination of employment.

		(d) Subsequent Termination Before Becoming Fully Vested. Notwithstanding any other provision of the Plan, if a reemployed Participant described in paragraph (b)(4) of this Section subsequently ceases to be an Employee before he is fully (100%) vested in his Profit Sharing Account (based on his total Years of Service before and after reemployment), his vested interest in such account shall be an amount "X", determined under the following formula: X = P (AB + D) - D. For purposes of applying this formula: P is the Participant's vested percentage at the time he subsequently ceases to be an Employee (determined under Section 5.1 on the basis of his total Years of Service before and after reemployment); AB is the balance of the Participant's Profit Sharing Account at the time he subsequently ceases to be an Employee; and D is the amount that was paid to the Participant from his Profit Sharing Account as a result of his previous termination of employment.

		(e) Special Definitions. For purposes of this Section, the terms "employment", "reemployed" and "reemployment" shall only refer to employment by the Company or any Related
Company.


SECTION 6.  PAYMENT OF BENEFITS

		6.1     Amount of Plan Benefit.

		(a) Normal Retirement Age, Total Disability, Death or Change in Control. If a Participant ceases to be an Employee upon or after attaining Normal Retirement Age, or as a result of Total Disability or death at any age, the Participant (or, in the case of his death, his Beneficiary) shall be entitled to a Plan Benefit equal to 100% of the balance of the Participant's Profit Sharing Account. If a Change in Control occurs before a Participant ceases to be an Employee, the Participant shall be entitled to a Plan Benefit equal to 100% of the balance of the Participant's Profit Sharing Account.

		(b) Other Terminations. If a Participant ceases to be an Employee before a Change in Control and before he has attained
Normal Retirement Age for any reason other than death or Total
Disability, he shall be entitled to a Plan Benefit equal to the vested portion of the balance of his Profit Sharing Account, determined under Section 5.1.

		6.2     Time of Payment.

		(a) Termination of Employment. When a Participant ceases to be an Employee, payment of his Plan Benefit shall automatically be made by the Company in the form of a single lump sum payment of cash as soon as practicable following his termination of employment, unless the Participant elected the installment form of payment before termination of employment in accordance with paragraph (c) below.

		(b) Change in Control. A Participant may elect in writing before a Change in Control to receive payment of his Plan Benefit when a Change in Control occurs. Unless the Participant elected the installment form of payment before the Change in Control in accordance with paragraph (c) below, the Company shall pay the Plan Benefit in the form of a single lump sum payment of cash as soon as practicable following the Change in Control.

		(c) Installment Payments. Each Participant may elect in writing to have his Plan Benefit paid by the Company in three substantially equal annual cash installments commencing as soon as practicable after the Participant ceases to be an Employee or a Change in Control occurs. To be effective, any such written election must be filed with the Administrator before the later of
(i) one year before the date the Participant ceases to be an Employee, or (ii) the date of the Change in Control.

		6.3 Balances of Accounts for Payments. When a Participant's Plan Benefit is to be paid, the balance of his Profit Sharing Account shall be determined as of the determination date coinciding with or immediately preceding the date of payment.


SECTION 7.  DEATH BENEFITS AND BENEFICIARIES

		7.1 Death Benefits. If a Participant dies before his entire vested interest in his Profit Sharing Account has been paid, the unpaid portion of such interest shall be paid to the Participant's Beneficiary in a single lump sum payment of cash.
Such payment shall be made by the Company as soon as practicable following the Participant's death.

		7.2 Designation of Beneficiary. Each Participant shall have the right to designate a Beneficiary or Beneficiaries to receive any amount payable under the Plan in the event of his death, and shall have the right at any time to revoke such designation or to substitute another such Beneficiary or Beneficiaries. No designation made pursuant to this Section shall be effective unless the Participant's spouse consents to such designation in a writing that acknowledges the effects of the designation and that is witnessed by a representative of the Administrator or by a notary public. Such consent shall not be required if the Beneficiary is the Participant's spouse, or if the Administrator is satisfied that it cannot be obtained because there is no spouse or because the spouse cannot be located.

		7.3 Absence of Valid Designation of Beneficiary. If there is no valid designation of a Beneficiary on file with the Administrator upon the death of a Participant, such Participant's Beneficiary shall be deemed to be his surviving spouse, or if there is no surviving spouse, his estate.

SECTION 8.  PAYMENT OF BENEFITS AND EXPENSES

		8.1 Payment of Benefits. All Plan Benefits shall be paid from the general assets of the Company upon the direction of the Administrator, in accordance with the Plan. The Company shall be entitled to reimbursement from the general assets of the other Participating Employers to the extent the Company's payment of Plan Benefits is attributable to Profit Sharing Credits granted by each such Participating Employer.

		8.2 Expenses of Plan Administration. All expenses of administering the Plan shall be paid by the Company.


SECTION 9.  ADMINISTRATION

		9.1 Board of Directors. The Board of Directors shall have the power to amend or terminate the Plan.

		9.2 Administrator. The Administrator shall administer the Plan. The Administrator shall have the following powers, duties and responsibilities in connection with the administration of the Plan:

	(a) Determining the eligibility of Employees for participation in the Plan;

	(b) Determining the eligibility of Employees for benefits provided by the Plan and the amount of the benefit to which any Employee is entitled hereunder, including such powers, duties and responsibilities as are necessary and appropriate under the Plan's claims and review procedures;

	(c) Maintaining Profit Sharing Accounts and such other records as it may determine are necessary or appropriate in connection with the operation and administration of the Plan;

	(d) Communicating with Participants and other persons with respect to the Plan;

	(e)     Authorizing, allocating and reviewing
expenses incurred by the Plan;

	(f) Periodically reviewing any allocation or delegation of duties and responsibilities made pursuant to this Section; and

	(g)     Making recommendations to the Board of
Directors with respect to amendment or termination of the Plan.

The Administrator shall establish such rules and regulations, and shall take such other actions as it deems necessary or appropriate to carry out its duties and responsibilities.

The Administrator may, by written resolution, delegate any of its powers, duties and responsibilities to any other person or persons; provided, however, that any such delegation shall be terminable upon such notice as the Administrator deems reasonable and prudent under the circumstances.

		9.3 Indemnification. The Company shall indemnify and hold harmless any Employee from and against any and all liabilities, claims, demands, costs and expenses, including attorney's fees, arising out of an alleged breach in the performance of his or her duties under the Plan, other than such liabilities, claims, demands, costs and expenses as may result from willful misconduct. The Company shall have the right, but not the obligation, to conduct the defense of any Employee in any proceeding to which this Section applies. In lieu of the foregoing, the Company may satisfy its obligations under this Section through the purchase of a policy or policies of insurance providing equivalent protection.


SECTION 10.  CLAIMS AND REVIEW PROCEDURES

		10.1    Claims Procedure.

		(a) General Rule. The Administrator shall determine Participants' and Beneficiaries' rights to benefits under the Plan. If a Participant or Beneficiary disagrees with the Administrator's determination, he may file a written claim for benefits with the Administrator, provided the claim is filed within 60 days of the date the Participant or Beneficiary receives notification of the determination.

		(b) Notice if Claim is Denied. If any claim for benefits is wholly or partially denied, the Administrator shall provide the claimant with a notice of denial, written in a manner calculated to be understood by the claimant and setting forth:

	(1)     The specific reason(s) for the denial;

	(2) Specific references to the Plan provisions on which the denial is based;

	(3) A description of any additional material or information necessary for the claimant to perfect the claim, with an explanation of why the material or information is necessary; and

	(4) An explanation of the steps to be taken if the claimant wishes to submit the claim for review.

A notice of denial shall be provided within 90 days after the claim is filed, unless special circumstances require an extension of time for processing the claim. If an extension is required, written notice shall be furnished to the claimant within 90 days of the date the claim was filed, stating the special circumstances requiring the extension and the date by which a decision on the claim can be expected, which shall be no more than 180 days from the date the claim was filed. If no notice of denial or of the fact that an extension of time is necessary for processing a claim is provided within the time prescribed in this paragraph, the claim shall be deemed to have been denied as of the last day of the applicable period, and the claimant may appeal such denial in accordance with the procedure for review of denied claims set forth in Section 10.2 below.

		10.2    Review Procedure.

		(a) Request for Review. Any person whose claim for benefits is denied (or deemed denied), in whole or in part, or such person's duly authorized representative, may appeal from such denial by submitting a written request for a review of the claim to the Administrator within 60 days after receiving written notice of the denial (or, in the case of a deemed denial, within 60 days after the claim is deemed denied). The Administrator shall give the claimant or representative an opportunity to review pertinent Plan documents in preparing a request for review. A request for review shall set forth all of the grounds on which it is based, all facts in support of the request and any other matters the claimant deems pertinent. The Administrator may require the claimant to submit such additional facts, documents or other material as it may deem necessary or appropriate in making its review.

		(b) Time for Response. The Administrator shall act on each request for review within 60 days after receipt thereof, unless special circumstances require an extension of time, up to an additional 60 days, for processing the request. If such an extension is required, written notice of the extension shall be furnished to the claimant within the initial 60-day period.

		(c) Notice of Decision on Review. The Administrator shall give prompt, written notice of its decision to the claimant. In the event the Administrator affirms the denial of the claim for benefits, in whole or in part, such notice shall set forth, in a manner calculated to be understood by the claimant, specific reasons for the denial and specific references to the Plan provisions on which the decision is based.


SECTION 11.  AMENDMENT AND TERMINATION

		11.1 Amendment. The Board of Directors reserves the right to amend the Plan at any time and for any reason, in whole or in part, including without limitation, retroactive amendments.
However, no such amendment shall deprive any Participant or Beneficiary of any Plan Benefit already vested or which would have become vested with the passage of time.

		11.2 Termination, Partial Termination, or Complete Discontinuance of Profit Sharing Credits. The Company has established the Plan with the bona fide intention and expectation that it will be continued indefinitely. However, the Company shall not be under any obligation or liability to maintain the Plan for any given length of time, and the Board of Directors may terminate the Plan at any time and for any reason, in its sole and absolute discretion, without any liability for such termination. The board of directors of any other Participating Employer may, in its sole and absolute discretion, terminate the Plan with respect to its Employees at any time and for any reason, without any liability for such termination. If the Plan shall be terminated or partially terminated, or if Profit Sharing Credits under the Plan are completely discontinued, the Profit Sharing Accounts of all affected Participants shall become fully (100%) vested and nonforfeitable, and, as determined by the Board of Directors, such accounts (and the Plan Benefits represented thereby) shall be either distributed immediately to the affected Participants or maintained until the balances (and the Plan
Benefits represented thereby) of all affected Participants have been completely paid to or for the benefit of the Participants in accordance with the Plan.


SECTION 12.  MISCELLANEOUS

		12.1 No Effect on Employment Relationship. Neither the establishment of the Plan nor any modification thereof, nor the creation of any Profit Sharing Account, nor the payment of any benefits hereunder, shall be construed as modifying or affecting in any way the terms of employment of any Employee, and shall not affect any Participating Employer's right to terminate the employment of any of its Employees, with or without cause.

		12.2 Mergers. If the Company merges or consolidates with or into another corporation, or if substantially all of the assets of the Company shall be transferred to another corporation, the Plan shall terminate on the effective date of such merger, consolidation or transfer, the Profit Sharing
Accounts of all Participants shall become fully (100%) vested and nonforfeitable, and such accounts (and the Plan Benefits
              			    -16-
represented thereby) shall be distributed immediately.
Notwithstanding the foregoing sentence, however, if the surviving corporation resulting from such merger or consolidation, or the corporation to which the assets have been transferred, adopts this Plan, the Plan shall continue and said corporation shall succeed to all rights, powers and duties of the Company hereunder. The employment of any Employee who is continued in the employ of such successor corporation shall not be deemed to have been terminated for any purpose hereunder.

		12.3 Prohibition Against Assignment. The benefits provided by this Plan shall not be assigned, transferred, mortgaged, pledged, hypothecated or otherwise alienated by any Participant or Beneficiary, and the Company shall not recognize any attempted assignment, transfer, mortgage, pledge, hypothecation or other alienation by any Participant or Beneficiary of all or any part of his interest hereunder. The interest of any Participant or Beneficiary in any benefits provided hereunder shall not be subject in any manner to transfer by operation of law and shall be exempt from the claims of creditors or other claimants under any order, decree, levy, garnishment, execution or other legal or equitable process or proceeding, to the fullest extent permitted by law.

		12.4 Permissible Reversions. To the extent any Profit Sharing Credit under the Plan is granted or credited to a Profit
Sharing Account by reason of a mistake of fact, such amount, as adjusted for any deemed investment return, shall revert to the appropriate Participating Employer.

		12.5 Masculine/Feminine; Singular/Plural. Wherever used herein, the masculine gender shall include the feminine, and the singular number or tense shall include the plural.

		12.6 Notices and Elections. Any notice, election or designation required or permitted by Participants shall be made on the form prescribed for such purpose by the Administrator.
Except as otherwise provided in the Plan, any notice, election or designation by a Participant must be filed with the Administrator.

		12.7    Applicable Law and Severability.

		(a) Applicable Law. The Plan shall be construed, administered and governed in all respects in accordance with ERISA, and, to the extent not preempted by ERISA, the laws of the State of California; provided, however, that if any provision is susceptible of more than one interpretation, the interpretation given thereto shall be consistent with the Plan being: (a) a nonqualified deferred compensation plan within the meaning of the Code; and (b) an unfunded deferred compensation plan maintained for a select group of management or highly compensated employees within the meaning of ERISA. The obligations of the Company and any other Participating Employer with respect to the amounts payable under the Plan are paid out of their general assets and are not secured by any form of trust, escrow or otherwise.

		(b) Severability. If any provision of the Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

		TO RECORD THE ADOPTION OF THE PLAN EFFECTIVE AS OF APRIL 1, 1994, the Company has caused this document to be executed by its duly authorized officer this 13th day of November, 1995.


              				   DATRON SYSTEMS INCORPORATED

				                 By  D. A. DERBY



                        				 -18-